Exhibit 99.1

FOR IMMEDIATE RELEASE
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For Investor Relations Contact:
Michael Manahan, Executive Vice President
Funding, Acquisitions, Strategic and Investor Relationships
PracticeXpert, Inc.
(818) 591-0081
mike@pxpert.com


                 PracticeXpert Sells Transcription Business Unit

CALABASAS, CALIFORNIA, January 3, 2006 - PracticeXpert, Inc. (OTCBB: PXPT), today announced the sale of its transcription business unit to Transcend Services, Inc. (NASDAQ: TRCR).

Transcend, headquartered in Atlanta, Georgia, is a nationwide provider of medical transcription services to health systems, hospitals, clinics and physician practices. Transcend has created Internet-based, speech recognition-enabled voice-to-text systems that allow its medical language specialists to securely and quickly produce high quality medical documents. Transcend's wide range of transcription services securely receive, transcribe, edit, format and distribute electronic copies of physician-dictated medical documents, from overflow projects to complete transcription outsourcing.

Commenting on the sale, Jonathan Doctor, president and CEO of PracticeXpert, stated, "Transcend is very much like PracticeXpert. They utilize leading edge software applications to deliver transcription services, just as PracticeXpert utilizes leading edge software applications to deliver our physician revenue management services. Simply put, Transcend can do a better job of delivering transcription services to our customers than we can, and in keeping with our philosophy of providing the best service possible, it makes sense to have Transcend handle transcription services for our customers."

"We consider this transaction much more than a sale of our transcription business unit. We see it as the beginning of a long-term partnership with Transcend. We intend to formalize a strategic marketing arrangement with Transcend under which they will be the transcription provider of choice to PracticeXpert customers, and Transcend will be able to offer our revenue management service, practice management systems, and electronic medical record systems to the thousands of physicians who currently use their services."

Under the terms of the agreement with Transcend, PracticeXpert will receive up to $500,000, over three years, on an earn-out basis, with an initial payment on closing in the amount of $40,000.
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About PracticeXpert, Inc.

PracticeXpert provides turn-key practice management services and technology solutions to medical practitioners that improve operational efficiencies and enhance cash flow. PracticeXpert offerings include medical billing, accounts receivable management, practice management, consulting, seminars, practice management software, electronic medical records software and related services. PracticeXpert bundles its technology applications with its billing and other practice management services to provide a complete and integrated solution to its physician customers. To find out more about PracticeXpert, Inc. (OTCBB:PXPT), visit our website at www.practicexpert.com.

This release and other written or oral statements made from time to time by PracticeXpert may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "intends", "expects", "assumes", "projects", "anticipates", "estimates", "we believe", "could be", and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: PracticeXpert's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating medical billing, practice management and electronic medical record systems; market and economic conditions, including interest rate trends; competitive conditions; stock market activity; changes in technology; availability of skilled employees and associates, the impact of new acquisitions and divestitures, and other factors discussed in PracticeXpert's filings with the Securities and Exchange Commission. PracticeXpert disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.